UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2007

Pacific Biometrics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On September 28, 2007, Pacific Biometrics, Inc. filed a Form 12b-25 with the Securities and Exchange Commission to report that it will not timely file its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007 by the required deadline of September 28, 2007 without unreasonable effort and expense. The company is currently in the process of responding to SEC comments to its 2006 10-KSB and until these comments are resolved, its auditors cannot sign off on the company’s 2007 financial statements. Additional time is also required to allow the company, along with PMB Helin Donovan, L.P., the company’s independent public accounting firm, to reach resolution on these comments from the SEC before filing the Form 10-KSB for fiscal 2007.

As reported in the Company’s Form 12b-25, the Company estimated that it will report a net loss of approximately $0.06 per share on revenues of approximately $8,480,000 for the year ended June 30, 2007, compared to net earnings of approximately $0.01 per share on revenues of approximately $10,750,000 for the year ended June 30, 2006. However, until the company’s financial statements for the year ended June 30, 2007 have been completed, changes or adjustments may become necessary.

The company intends to file its Form 10-KSB on or before October 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biometrics, Inc.

September 28, 2007	By:	/s/ Mario R. Ehlers

Name: Mario R. Ehlers
Title: Chief Medical Officer